UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

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KEARNY FINANCIAL CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 24, 2007

Dear Fellow Shareholder:

You are cordially invited to attend Kearny Financial Corp.’s Annual Meeting of Shareholders to be held atour corporate headquarters located at 120 Passaic Avenue in Fairfield, New Jersey on October 22, 2007 at 10:00 a.m. The attached notice and proxy statement describe the formal business to be transacted at the meeting.

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope as quickly as possible. This will not prevent you from voting at the meeting in person, but will assure that your vote is counted if you are unable to attend.

On behalf of the Board of Directors and the officers and employees of Kearny Federal Savings Bank, I would like to take this opportunity to thank our shareholders for their continued support of Kearny Financial Corp. We look forward to seeing you at the meeting.

Sincerely,

John N. Hopkins
President and Chief Executive Officer

KEARNY FINANCIAL CORP.

120 PASSAIC AVENUE

FAIRFIELD, NEW JERSEY 07004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of Kearny Financial Corp. (the “Company”) will be held at the Company’s offices located at 120 Passaic Avenue, Fairfield, New Jersey on October 22, 2007 at 10:00 a.m. The Meeting is for the purpose of considering and acting upon the following matters:

1.	The election of three directors of Kearny Financial Corp.; and
2.	The ratification of the appointment of Beard Miller Company LLP as the Company’s independent auditor for the fiscal year ending June 30, 2008.

Such other business as may properly come before the Meeting or any adjournments thereof may also be acted upon. The Board of Directors is not aware of any other business to come before the Meeting.

The Board of Directors of the Company has determined that the matters to be considered at the Meeting, described in the accompanying Notice of Annual Meeting and Proxy Statement, are in the best interest of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

Action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Pursuant to the Company’s Bylaws, the Board of Directors has fixed the close of business on September 7, 2007 as the record date for determination of the shareholders entitled to vote at the Meeting and any adjournments thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ARE PRESENT AT THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

Sharon Jones
Corporate Secretary

Fairfield, New Jersey

September 24, 2007

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Kearny Financial Corp. (the “Company”) to be used at the Annual Meeting of Shareholders of the Company, which will be held at the Company’s offices located at 120 Passaic Avenue, Fairfield, New Jersey on October 22, 2007 at 10:00 a.m. (the “Meeting”). The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are being mailed to shareholders on or about September 24, 2007.

At the Meeting, shareholders will consider and vote upon (i) the election of three directors of the Company and (ii) the ratification of the appointment of Beard Miller Company LLP as the Company’s independent auditor for the fiscal year ending June 30, 2008.

The Company is the parent company of Kearny Federal Savings Bank (the “Bank”). The Company is the majority-owned subsidiary of Kearny MHC, a federally chartered mutual holding company. Since Kearny MHC owns approximately 71.6% of the Company’s outstanding common stock, the votes cast by Kearny MHC will be determinative in the election of directors of the Company and the ratification of auditors.

The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxyholder the discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournment thereof.

VOTING AND REVOCABILITY OF PROXIES

Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a shareholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors will be voted as specified thereon. If no specification is made, signed proxies will be voted “FOR” the nominees for directors as set forth herein, and “FOR” the ratification of Beard Miller Company LLP as the Company’s independent auditor for the fiscal year ending June  30, 2008. The proxy confers discretionary authority on the persons named thereon to vote with respect to the election of any person as a director where the nominee is unable to serve, or for good cause will not serve, and with respect to matters incident to the conduct of the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Shareholders of record of the Company’s common stock, par value $0.10 per share, as of the close of business on September 7, 2007 (the “Record Date”) are entitled to one vote for each share then held. As of the Record Date, the Company had 71,113,937 shares of common stock outstanding.

As provided in the Company’s Charter, for a period of five years from February 23, 2005, the date of completion of the Company’s initial public stock offering, no person, except Kearny MHC, is permitted to beneficially own in excess of 10% of the Company’s outstanding common stock (the “Limit”), and any shares of common stock acquired in excess of the Limit are not entitled to vote. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity.

The presence in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Meeting. With respect to any matter, broker non-votes (i.e., shares for which a broker indicates on the proxy that it does not have discretionary authority to vote on such matter) will be considered present for purposes of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

As to the election of directors (Proposal I), the proxy provided by the Board of Directors allows a shareholder to vote for the election of the nominees proposed by the Board of Directors, or to withhold authority to vote for those nominees. Under the Company’s bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.

Concerning all other matters that may properly come before the Meeting, including the ratification of the independent auditors (Proposal II), a shareholder may: (i) vote “FOR” the item, (ii) vote “AGAINST” the item, or (iii) ”ABSTAIN” with respect to the item. Unless otherwise required by law, all such matters shall be determined by a majority of shares voted affirmatively or negatively without regard to broker non-votes or proxies marked “ABSTAIN” as to that matter.

Security Ownership of Certain Beneficial Owners

As of the Record Date, the only person or group known by the Company to own 5% or more of the outstanding shares of the Company’s common stock is Kearny MHC, its mutual holding company parent, which at that date held 50,916,250 shares, representing 71.6% of the outstanding stock at that date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of the common stock, to file reports of ownership and changes in ownership of the common stock with the Securities and Exchange Commission and to provide copies of those reports to the Company. The Company is not aware of any beneficial owner, as defined under Section 16(a), of more than ten percent of the outstanding common stock other than Kearny MHC. To the best of the Company’s knowledge, all Section 16(a) filing requirements applicable to its officers and directors were complied with during the 2007 fiscal year other than a one-day delinquency in reporting the withholding of shares for tax purposes in December 2006.

PROPOSAL I – ELECTION OF DIRECTORS

The Company’s Charter requires that the Board of Directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three-year period, with approximately one-

third of the directors elected each year. The Board of Directors currently consists of nine members. Three directors will be elected at the Meeting to serve for a three-year term and until their successors have been elected and qualified.

John J. Mazur, Jr., Matthew T. McClane and John F. McGovern have been nominated by the Board of Directors for election to a three-year term to expire in 2010. It is intended that proxies solicited by the Board of Directors will, unless otherwise specified, be voted for the election of Mr. Mazur, Mr. McClane and Mr. McGovern. If any of the nominees are unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unavailable to serve.

INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth for each nominee, continuing director and executive officer of the Company and the Bank: name, age, year of election or appointment, expiration of current term if a director, and beneficial ownership of the Company’s common stock as of the Record Date. As of the Record Date, the beneficial ownership of the Company’s common stock by directors and executive officers of the Company and the Bank as a group (15 persons) amounted to 2,360,893 shares, representing 3.3% of the outstanding stock at that date. This includes shares for which the individuals are deemed to have indirect beneficial ownership, such as shares held by spouses or minor children and shares held in trusts and also includes 501,848 exercisable options.

Name	Age as of June 30, 2007	Year First Elected or Appointed(1)	Current Term to Expire	Number of Shares Beneficially Owned(2)

Board Nominees for Term to Expire in 2010
John J. Mazur, Jr.	53	1996	2007	151,371	(3)
Matthew T. McClane	70	1994	2007	92,194	(3)
John F. McGovern	46	1999	2007	131,443	(3)

Directors Continuing in Office
Theodore J. Aanensen	62	1986	2008	108,500	(3)
Joseph P. Mazza	63	1993	2008	130,194	(3)
John F. Regan	62	1999	2008	136,011	(3)
Leopold W. Montanaro	67	2003	2009	155,194	(3)
John N. Hopkins	60	1994	2009	472,530	(4)
Henry S. Parow	84	1976	2009	155,194	(3)

Certain Executive Officers of the Company and the Bank
Albert E. Gossweiler	59	1999	N/A	170,143	(5)
William C. Ledgerwood	54	2002	N/A	132,327	(5)
Sharon Jones	53	1997	N/A	120,658	(5)
Patrick M. Joyce	42	2002	N/A	115,683	(5)
Erika Parisi	42	2002	N/A	125,688	(5)
Craig L. Montanaro	41	2003	N/A	163,763	(5)

_______________

(1)	Refers to the year the individual first became a director or officer of either the Company or the Bank.
(2)	Beneficial ownership includes shares of common stock held directly as well as shares held by spouses or minor children, in trust, and other indirect beneficial ownership.

(3)	Includes 26,731 shares which may be acquired pursuant to the exercise of options.
(4)	Includes 120,000 shares which may be acquired pursuant to the exercise of options.
(5)	Includes 28,000 shares which may be acquired pursuant to the exercise of options.

The business experience of the directors and executive officers of the Company and the Bank is set forth below. Except as otherwise indicated, each has held his or her present position for at least the past five years.

John  J. Mazur, Jr. is the sole owner and president/chief executive officer of Elegant Desserts, a wholesale bakery located in Lyndhurst, New Jersey, that sells gourmet cakes nationally and on QVC. A 1976 graduate of Villanova University, he opened this business in 1994. From 1976 to 2003, he was also a partner and general manager of Mazur’s Bakery, in Lyndhurst, New Jersey, that operated from 1936 until it was sold in 2003. He became chairman of the Board of Directors of Kearny in January 2004. He also serves on the Board of the Meadowlands Chamber of Commerce and is Chairman of the Council of Regents for Felician College

Matthew T. McClane retired in 2002. He was appointed as president and chief executive officer of Kearny Federal Savings Bank in 1994 and president and chief executive officer of Kearny MHC and Kearny Financial Corp. in 2001. He was employed by Kearny Federal Savings Bank from 1967 to 2002.

John F. McGovern has worked as a self-employed Certified Public Accountant and Certified Financial Planner since 1984 and holds the designation of Personal Financial Specialist from the American Institute of Certified Public Accountants. Since 2001, he has been a federally registered investment advisor. Mr. McGovern is also the owner of McGovern Monuments, Inc. a monument sales and lettering company located in North Arlington, New Jersey that has been in business since 1924.

Theodore J. Aanensen is an owner and president of Aanensen’s, a luxury home remodeling and custom cabinetry company established in Kearny in 1951. A graduate of Upsala College in 1966, he has been president of Aanensen’s since 1982.

Joseph P. Mazza is a graduate of Seton Hall University and the University of Pennsylvania. He is a self-employed dentist practicing in Rutherford, New Jersey, since 1971. He also serves on the Board of the Rutherford Senior Citizens Center.

John F. Regan has been the majority stockholder and president of two automobile sales and service companies, DeMassi Pontiac, Buick and GMC, located in Riverdale, New Jersey and Regan Pontiac, Buick and GMC, located in Long Island City, New York since 1995.

Leopold W. Montanaro is retired and was the chairman, president and chief executive officer of West Essex Bancorp, Inc. and West Essex Bank, located in Caldwell, New Jersey, until such bank was acquired by Kearny Financial Corp. on July 1, 2003. He was employed by West Essex Bank from 1972 until the completion of the merger with Kearny Federal Savings Bank. He serves as a director of Kearny Federal Savings Bank, Kearny Financial Corp. and Kearny MHC. He is the father of Craig L. Montanaro, Senior Vice President and Director of Strategic Planning for Kearny Federal Savings Bank and Kearny Financial Corp.

John N. Hopkins became president and chief executive officer of Kearny MHC, Kearny Financial Corp. and Kearny Federal Savings Bank in 2002 and served the Bank previously as executive vice president from 1994 to 2002 and as chief financial officer from 1994 to 1999. He has been employed by Kearny Federal Savings Bank since 1975. He is a graduate of Fairleigh Dickinson University. Active in professional and charitable organizations, he serves on the board of directors and several committees of the New Jersey League of Community Bankers; the board of directors of the Thrift Institutions Community Investment Corp. of NJ (TICIC), the board of trustees of Clara Maass Medical Center, the board of trustees of the Saint Barnabas Health Care System and the Rutherford Senior Citizens Center (55 Kip Center).

Henry S. Parow is a graduate of Seton Hall University. He is a licensed funeral director in the state of New Jersey since 1950. He is the original owner, director and manager of the Parow Funeral Home, North Arlington, New Jersey, since 1957. He currently is on the Board of Directors of Kearny Federal Savings Bank, Kearny MHC and Kearny Financial Corp.

William C. Ledgerwood became senior vice president and chief financial officer of Kearny Federal Savings Bank and Kearny Financial Corp. in December 2006. Previously he served assenior vice president, treasurer and chief accounting officer of Kearny Federal Savings Bank and Kearny Financial Corp. since 2002 and has been employed by Kearny Federal Savings Bank since 1998. He was previously the chief financial officer for The Jersey Bank for Savings, which opened as a de novo stock bank in 1989 and was acquired by Interchange Bank in 1998.

Albert E. Gossweiler became senior vice president, chief investment officer and treasurer of Kearny Federal Savings Bank and Kearny Financial Corp. in December 2006. Previously he served as senior vice president and chief financial officer of Kearny Federal Savings Bank since 1999 and of Kearny Financial Corp. upon its formation in 2001. He was previously employed by South Bergen Savings Bank and joined Kearny when such bank was acquired by Kearny Federal Savings Bank in 1999. He was employed by South Bergen Savings Bank from 1981 until the completion of the merger with Kearny Federal Savings Bank.

Sharon Jones is the corporate secretary of Kearny MHC, Kearny Financial Corp. and Kearny Federal Savings Bank. She was appointed to the office of corporate secretary in 1997 and became a senior vice president in 2002. She has been employed by Kearny Federal Savings Bank since 1972.

Patrick M. Joyce became the senior vice president and chief lending officer of Kearny Federal Savings Bank in 2002 and was previously vice president of loan originations from 1999 to 2002. He was formerly employed by South Bergen Savings Bank as an assistant corporate secretary and as a loan originator starting in 1989. He joined Kearny when South Bergen Savings Bank was acquired by Kearny Federal Savings Bank in 1999 and was employed by such bank from 1985 until the completion of the merger with Kearny Federal Savings Bank.

Erika Parisi has been the senior vice president and branch administrator of Kearny Federal Savings Bank since 2002 and was previously a vice president and branch administrator from 1999 to 2002. She was formerly employed by South Bergen Savings Bank as a vice president and branch administrator and joined Kearny when such bank was acquired by Kearny Federal Savings Bank in 1999. She was employed by South Bergen Savings Bank from 1991 until the completion of the merger with Kearny Federal Savings Bank.

Craig Montanaro became Senior Vice President and Director of Strategic Planning for Kearny Federal Savings Bank and Kearny Financial Corp. in 2005 and was previously a vice president and regional branch administrator from 2003 to 2004. He was formerly employed by West Essex Bank as senior vice president and chief operating officer and joined Kearny when such bank was acquired by Kearny Federal Savings Bank in 2003. He was employed by West Essex Bank from 1988 until the completion of the merger with Kearny Federal Savings Bank.

CORPORATE GOVERNANCE

Certain Relationships and Related Transactions and Director Independence

No directors, officers or their immediate family members were engaged in transactions with the Company or any subsidiary involving more than $120,000 (other than through loans with the Bank) during the years ended June 30, 2007 or 2006.

The Bank makes loans to its officers, directors and employees in the ordinary course of business. Such loans are on substantially the same terms and conditions as those of comparable transactions prevailing at the time with other persons. Such loans do not include more than the normal risk of collectability or present other unfavorable features.

All of the Company’s directors, other than Mr. Hopkins, are independent directors. Mr. Hopkins is not independent because he is also an employee of the Company and the Bank.

Operation of the Board of Directors

During the fiscal year ended June 30, 2007, Kearny MHC, Kearny Financial Corp. and Kearny Federal Savings Bank’s boards of directors held six meetings, eight meetings, and fifteen meetings, respectively. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which he served during the year ended June 30, 2007. The Board maintains an Audit & Compliance Committee, a Budget Committee, an Executive Committee, an Interest Rate Risk Management Committee, an Asset Quality Committee, a Nominating Committee and a Compensation Committee, as well as a Building & Grounds Committee, a Governance Committee, a Planning & Marketing Committee, an Electronic Data Processing Committee and a Benefits Equalization Plan Administrative Committee.

Compensation Committee. This committee consists of Directors Aanensen (Chair), Mazur, Mazza and Parow. Each member of the Compensation Committee is independent in accordance with the listing standards of the NASDAQ Stock Market. The responsibilities of this committee include appraisal of the performance of officers, administration of management compensation plans and review of directors’ compensation. This committee reviews industry compensation surveys and reviews the recommendations of management on employee compensation matters. This committee meets as needed and met six times during the year ended June 30, 2007.

Audit & Compliance Committee. This committee consists of Directors McGovern (Chair), Mazur, Mazza and Regan. Each member of the Audit Committee is independent in accordance with the listing standards of the NASDAQ Stock Market. The Board of Directors has determined that John F. McGovern is an audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission. This committee’s responsibilities include oversight of the internal audit and regulatory compliance activities and monitoring management and employee compliance with the Board’s audit policies and applicable laws and regulations. This committee is directly responsible for the appointment, compensation, retention and oversight of the work of the external auditors. The Board of Directors has adopted a written charter for the Audit Committee, which governs its composition, responsibilities and operation. This committee meets monthly and also periodically with the internal auditor, the compliance officer and the external auditors and met twelve times during the year ended June 30, 2007.

For the fiscal year ended June 30, 2007, the Audit Committee: (i) reviewed and discussed the Company’s audited financial statements with management, (ii) discussed with the Company’s independent auditor, Beard Miller Company LLP (“Beard Miller”), all matters required to be discussed under Statement on Auditing Standards No. 61, and (iii) received from Beard Miller disclosures regarding the independence of Beard Miller as required by Independence Standards Board Standard No. 1 and discussed with Beard Miller its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

Audit Committee: John F. McGovern (Chair),

John J. Mazur, Jr., Joseph P. Mazza, John F. Regan

Nominating Committee. This committee consists of Directors Mazza, Aanensen, Regan, Parowand is responsible for the annual selection of nominees for election as directors. Each member of the Nominating Committee is independent in accordance with the listing standards of the NASDAQ Stock Market. This committee operates under a written charter, which governs its composition, responsibilities and operations. The committee meets as needed and met one time during the year ended June 30, 2007.

The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The process for identifying and evaluating potential nominees of the Board includes soliciting recommendations from directors and officers of the Company and the Bank. Additionally, the Board may consider persons recommended by shareholders of the Company in selecting nominees of the Board for election as directors. The manner of evaluation for all potential nominees is the same.

The charter states that the Committee will seek nominees with excellent decision-making ability, business experience, personal integrity and a favorable reputation, who are knowledgeable about the business activities and market areas in which the Company and its subsidiaries engage.

The Committee’s process for identifying and evaluating potential nominees will include soliciting recommendations from directors and officers of the Company and the Bank. Additionally, the Committee will consider persons recommended by shareholders of the Company in selecting the individuals the Committee recommends to the Board for selection as the Board’s nominees. The Committee will evaluate persons recommended by directors or officers of the Company or the Bank and persons recommended by shareholders in the same manner.

To be considered in the Committee’s selection of individuals the Committee recommends to the Board for selection as the Board’s nominees, recommendations from shareholders must be received by the Company in writing by at least 120 days prior to the date the proxy statement for the previous year’s annual meeting was first distributed to shareholders. Recommendations should identify the submitting shareholder, the person recommended for consideration and the reasons the submitting shareholder believes such person should be considered.

The Company’s bylaws provide that any shareholder wanting to make a nomination for the election of directors or a proposal for new business at a meeting of shareholders must send written notice to the Secretary of the Company at least five days before the date of the annual meeting. The bylaws further provide that if a shareholder wanting to make a nomination or a proposal for new business does not follow the prescribed procedures, the proposal will not be considered until an adjourned, special, or annual meeting of the shareholders taking place thirty days or more thereafter. Management believes that it is in the best interests of the Company and its shareholders to provide enough time for management to disclose to shareholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations if management thinks it is in the best interest of shareholders generally. Similarly, adequate advance notice of shareholder proposals will give management time to study such proposals and to determine whether to recommend to the shareholders that such proposals be adopted.

COMPENSATION DISCUSSION AND ANALYSIS

General Policy

The objective of the Company’s executive compensation program is to offer competitive cash and equity compensation and benefits that will attract, motivate and retain qualified and talented executives who will help facilitate improved financial performance and earnings growth. The Company’s executive compensation program is intended to align the interests of its executive officers with stockholders by rewarding performance measured against the approved annual corporate budget, and by rewarding strong executive leadership and superior individual performance. Compensation levels for executives are established after considering measures that include, but are not limited to, the financial performance of the Company and competitive labor market conditions. Furthermore, qualitative factors such as overall job performance, leadership, teamwork, and community involvement are considered in compensation deliberations.

The Committee utilizes publicly available information to gather information related to compensation practices for executive officers of financial services companies with assets of between $1.5 billion and $4.0 billion located in New Jersey and in the surrounding states of New York and Pennsylvania within approximately 75 miles of Kearny, New Jersey. The Committee has complete access to all necessary Company personnel records, financial reports, and other data. No specific benchmarking of compensation to a predetermined peer group of companies is utilized.

Components of Compensation

In evaluating executive compensation, the Compensation Committee concentrates on several fundamental components: base salary, bonus compensation, retirement income opportunity and equity based compensation.

Base Salary:

Salary levels for senior executives and other officers are reviewed by the Compensation Committee on an annual basis. Salary levels reflect an individual’s job responsibilities, experience and performance and the Compensation Committee’s analysis of competitive marketplace conditions.

Bonus Compensation:

In the past, bonuses have been used to provide cash distributions to executives, depending upon a variety of factors relating to Company and Bank performance and individual performance. Although the Compensation Committee’s decisions are discretionary and no specific individual goals were set, the general factors that were used to determine bonuses were the individual’s contribution to the Company’s and the Bank’s success since the executive’s last evaluation and the demonstrated capacity to adapt to meet the future needs of each. No particular weightings of these factors were used to calculate bonuses. In addition, a portion of such bonus pay may be determined based upon the growth of the business of the Company and the Bank. In such circumstances, the level of bonus compensation may be determined by the Board of Directors based upon consideration of various factors, including the size and complexity of the transaction, the projected financial and strategic benefits of the transaction to the future financial and business operations of the Bank, the projected benefits of the transaction as revised after the completion of the transaction compared with the projected benefits of the transaction presented at the time of initial evaluation of the transaction by management and the Board, and individual contribution to the successful completion and integration of the transaction into the ongoing business of the Company. We seek to maximize the achievement of the Company’s and the Bank’s objectives by providing bonus compensation to those individuals who play an instrumental role in defining and then achieving or exceeding specific previously determined organizational business objectives of the Company.

Retirement Income Opportunity:

Another component of the executive compensation strategy of the Company and the Bank is retirement income opportunity. Presently, such retirement income opportunity involves the Bank’s defined benefit pension plan, the Benefits Equalization Plan related to the defined benefit plan (each of which have been frozen as of July 1, 2007 so that future service or salary changes will not increase retirement benefits), the Bank’s 401K plan and the Bank’s Employee Stock Ownership Plan (“ESOP”) and related ESOP Benefits Equalization Plan.

Equity Based Compensation:

In October of 2005, the Company’s shareholders approved the Company’s Stock Compensation and Incentive Plan. Through this plan, executives may be awarded stock options and restricted stock awards that will offer them the possibility of future compensation opportunity depending on the executive’s continued employment with the Company and the Bank and the long-term price appreciation of the Company’s common stock. During the fiscal year ended June 30, 2006, awards were made to the Company’s chief executive officer and other executive officers. A determination related to such awards of stock options and stock awards was made by the Committee after reviewing the Company’s other compensation programs for its senior officers and the stock compensation awards made by other financial institutions having completed a stock offering of at least $50 million within the prior three years.

Other Important Components of the Compensation Program:

In addition to these components of the compensation program, the Company also maintains employment agreements, including change in control severance protection for the executive officers, insurance programs and other benefit programs, and perquisites and other personal benefits, all consistent with industry practices in our market areas. All of these components of the compensation program are intended to maintain a competitive compensation program necessary to reward our executive officers for achieving our corporate goals and objectives, to provide the necessary job security and protections so that they may focus on achieving improved financial performance for the Company and its shareholders and to permit us to recruit new professional staff from time to time as necessary.

Administration of Compensation Program

The Compensation Committee of the Company is responsible for the administration of the compensation program of the President and Chief Executive Officer and the other executive officers.

The Compensation Committee meets in November of each year to determine annual salary adjustments, cash bonus and stock option awards for the executive officers. The Company does not have a formal policy addressing each specific type of compensation.

The Committee does consider a variety of factors as it evaluates compensation for each officer, including:

•	Overall company performance as compared to budget and prior year’s performance;
•	Bank regulatory compliance and examination results;
•	Bank performance metrics compared to peers, including return on assets, return on equity, charge-offs, level of non-performing loans and efficiency ratio; and
•	The individual achievements of each officer in their respective areas of responsibility.

Annual salary increases are generally made in amounts deemed necessary to maintain the competitiveness of the salary structure. Absent a material increase in duties or a significant change in the economic or competitive environment, salaries are not increased materially from year to year.

Mr. Hopkins meets with the Compensation Committee to discuss the performance evaluations of each of the executive officers excluding himself, and presents his recommendations. Mr. Hopkins is not present for any discussion involving his compensation.

The Compensation Committee establishes specific bonus amounts for each executive officer based on performance. The Company has never been required to materially adjust or restate its reported earnings, and it does not have a policy regarding the adjustment or recovery of bonuses in such an event.

The Board of Directors believes that equity-based compensation is important in aligning the interests of management with those of shareholders and has established the Kearny Bank Employee Stock Ownership Plan and 2005 Stock-Based Incentive Plan to help facilitate this objective. Although each of the executive officers have a substantial personal investment in the Company’s Common Stock, the Board of Directors does not have formal equity ownership requirements or guidelines for executive officers.

Committee Review of Executive Compensation

In making its recommendations regarding executive compensation at calendar year-end 2006, the Compensation Committee was influenced by several positive factors. Primary among these were the financial condition and performance of the Company in light of current economic conditions as well as the increasingly competitive market in which the Company operates and the efforts of the Company’s executive officers to generate revenues and implement cost reduction strategies. Additional accomplishments, less measurable in quantitative form but of equal importance to the Company and the Bank, included individual performance, advances in strategic direction and regulatory compliance.

The following summarizes the Compensation Committee’s involvement in the compensation decisions and policies adopted by the Bank and the Company for executive officers generally, and for the President and CEO, John N. Hopkins, in particular, during the fiscal year ended June 30, 2007. The Committee is responsible for conducting periodic reviews of the executive compensation of senior executives, including President and Chief Executive Officer John N. Hopkins. The Committee determines salary levels for senior executives and other officers and amounts of cash bonuses to be distributed to those individuals, if and as appropriate. Awards to senior management and key employees under the Company’s 2005 Stock Compensation and Incentive Plan are determined by the Compensation Committee.

Based upon these performance factors, the Company’s executive officers were awarded salary increases to be effective as of January 1, 2007, and bonuses paid in December 2006.

Compensation of the Chief Executive Officer

In assessing appropriate types and amounts of compensation for the CEO, the Board evaluates both corporate and individual performance. Individual factors include the CEO’s initiation and implementation of successful business strategies; maintenance of an effective management team; and various personal qualities, including leadership, commitment, and professional and community standing.

After reviewing the Company’s calendar year 2006 results, as well as his individual contributions, the Compensation Committee concluded that the CEO, John N. Hopkins, performed in 2006 in accordance with the Board’s previously approved business plan. The Company generated earnings and business growth short of the Company’s budget and operating plans which did not anticipate the current interest rate environment. The Compensation Committee believes that Mr. Hopkins has made significant contributions to the ongoing success of the Company and the Bank, and continues to set the stage for future earnings growth while operating in the ever competitive banking market in New Jersey with interest rate margins on loans being compressed and short-term interest rates being higher than longer-term rates.

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, companies are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for each executive officer listed in the summary compensation table. Compensation that is “performance-based” under the Internal Revenue Code’s definition is exempt from this limit. Stock option grants are intended to qualify as performance-based compensation.

The Compensation Committee does not have a formal policy with respect to the payment of compensation in excess of the deduction limit. The Compensation Committee’s practice is to structure compensation programs offered to the executive officers with a view to maximizing the tax deductibility of amounts paid. However, in structuring compensation programs and making compensation decisions, the Committee considers a variety of factors, including the Company’s tax position, the materiality of the payment and tax deductions involved and the need for flexibility to address unforeseen circumstances. After considering these factors, the Committee may decide to authorize payments, all or part of which would be nondeductible for federal tax purposes.

Compensation Committee Report

Pursuant to rules and regulations of the Securities and Exchange Commission, this Compensation Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Theodore J. Aanensen (Chair), John J. Mazur, Jr., Joseph P. Mazza and Henry S. Parow

EXECUTIVE COMPENSATION

Summary of Compensation During the Year. The following table sets forth the compensation of the chief executive officer and certain other executive officers of the Company or the Bank for the fiscal year ended June 30, 2007.

	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Change in Pension Value(3)	All Other Compensation(4)	Total
John N. Hopkins, President and Chief Executive Officer	$615,000	$90,000	$739,800	$354,000	$657,000	$192,133	$2,647,933
Albert E. Gossweiler, Senior Vice President, Chief Investment Officer and Treasurer(5)	$220,375	$10,750	$209,610	$82,600	$6,000	$63,410	$642,745
Patrick M. Joyce, Senior Vice President and Chief Lending Officer	$220,375	$21,500	$209,610	$82,600	$18,000	$60,517	$612,602
William C. Ledgerwood, Senior Vice President and Chief Financial Officer(6)	$220,375	$21,500	$209,610	$82,600	$45,000	$62,844	$641,929
Erika Parisi, Senior Vice President and Branch Administrator (7)	$185,644	$16,125	$209,610	$82,600	$19,000	$61,804	$574,783

____________________

(1)

Represents the compensation cost recognized by the Company for fiscal 2007 in connection with restricted stock awards granted to the individual, regardless of the year of grant and calculated in accordance with Statement of Financial Accounting Standard (“SFAS”) 123R for financial statement purposes. For more information concerning the assumptions used for these calculations, please see Note 12 of Notes to Consolidated Financial Statements in the 2007 Annual Report to Stockholders. This amount does not reflect dividends paid on unvested restricted stock, which are included under “All Other Compensation.”

(2)

Represents the compensation cost recognized by the Company for fiscal 2007 in connection with options to purchase shares of Company common stock granted to the individual, regardless of the year of grant and calculated in accordance with SFAS 123R for financial statement purposes. For more information concerning the assumptions used for these calculations, please see Note 12 of Notes to Consolidated Financial Statements in the 2007 Annual Report to Stockholders.

(3)

Includes for each individual the increase (if any) for the fiscal year in the present value of the individual’s accrued benefit (whether not vested) under each tax-qualified and non-qualified actuarial or defined benefit plan calculated by comparing the present value of each individual’s accrued benefit under each such plan in accordance with SFAS 87 as of the plan’s measurement date in such fiscal year to the present value of the individual’s accrued benefit as of the plan’s measurement date in the prior fiscal year.

((4)	For 2007, all other compensation included the following:

	401(k) Plan Employer Contribution	Bank Owned Life Insurance (taxable)	Allocation of Shares Under the Employee Stock Ownership Plan		Long Term Care Insurance Premium	Accrued Dividends on Unvested Stock Awards	Auto	Country Club
Mr. Hopkins	$6,701	$3,356	$89,804	*	$4,475	$56,124	$18,448	$13,225
Mr. Gossweiler	$3,998	$1,286	$37,960		$4,264	$15,902	0	0
Mr. Joyce	$4,414	$305	$37,960		$1,936	$15,902	0	0
Mr. Ledgerwood	$4,742	$823	$37,960		$3,417	$15,902	0	0
Ms. Parisi	$5,570	$305	$37,960		$2,067	$15,902	0	0

*For Mr. Hopkins, includes regular Employee Stock Ownership Plan Compensation of $39,294and compensation under the related ESOP Benefits Equalization Plan of $50,510.

(5)	Served as Chief Financial Officer from July 1, 2006 through December 18, 2006.

(6)	Appointed Chief Financial Officer as of December 18, 2006.

(7)	Ms. Parisi was on leave for approximately eight weeks during the fiscal year ended June 30, 2007. Her base salary as of January 1, 2007 is $225,750.

Outstanding Equity Awards at Fiscal Year End. The following table provides information regarding options and restricted stock held by the named officers as of June 30, 2007.

	Number of Securities Underlying Unexercised Options That Are Exercisable	Number of Securities Underlying Unexercised Options That Are Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested
John N. Hopkins	120,000	480,000	$12.71	12/5/2015	240,000	$3,235,200
Albert E. Gossweiler	28,000	112,000	$12.71	12/5/2015	68,000	$916,640
Patrick M. Joyce	28,000	112,000	$12.71	12/5/2015	68,000	$916,640
William C. Ledgerwood	28,000	112,000	$12.71	12/5/2015	68,000	$916,640
Erika Parisi	28,000	112,000	$12.71	12/5/2015	68,000	$916,640

_____________________________

(1)	Such awards were made on December 5, 2005 and vest at the rate of 20% per year, beginning on the one-year anniversary of the date of the award.

Vesting of Stock Awards During the Year. The following table sets forth information regarding the vesting of restricted stock awards to the named officers during the fiscal year ended June 30, 2007.

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
John N. Hopkins	60,000	$988,800
Albert E. Gossweiler	17,000	$280,160
Patrick M. Joyce	17,000	$280,160
William C. Ledgerwood	17,000	$280,160
Erika Parisi	17,000	$280,160

______________________________
(1)	Based upon the fair market value of the stock on the date of vesting, December 5, 2006.

Pension Benefits. The Bank is a participating employer in a multiple-employer pension plan sponsored by the Financial Institutions Retirement Fund (the “Pension Plan”). All full-time employees of the Bank are eligible to participate after one year of service and attainment of age 21. A qualifying employee becomes fully vested in the Pension Plan upon the earlier of completion of five years service or attainment of the normal retirement age of 65. The Pension Plan is intended to comply with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Pension Plan provides for monthly payments to each participating employee at normal retirement age. A participant who is vested in the Pension Plan may take an early retirement and elect to receive a reduced monthly benefit beginning as early as age 45. The Pension Plan also provides for payments in the event of disability or death. The annual benefit amount upon retirement at age 65 equals 2% times years of service times a participant’s highest five-year average salary. Benefits are payable in the form of a monthly retirement benefit and a death benefit or an alternative form that is actuarially equivalent. Effective July 1, 2007, the Bank “froze” all future enrollments and benefit accruals under its non-contributory defined pension plan and related benefits equalization plan.

The Bank has adopted a Benefit Equalization Plan related to the Pension Plan. The purpose of this plan is to provide a pension benefit based upon the actual earnings of senior officers of the Bank in the event that their average annual earnings exceeds the permissible pensionable earnings level under the Pension Plan as required by the limitations of Sections 401(a)(17) and 415 of the Internal Revenue Code. The supplemental pension for such officers will reflect years in which earnings exceed the limits of Sections 401(a)(17) and 415 of the Internal Revenue Code with the supplemental benefit based upon the difference between their average earnings taking into effect this maximum pensionable earnings limitation and their average earnings without regard to such limitation, multiplied by 2% times their years of service at retirement. The benefits payment under the Benefit Equalization Plan for the Pension Plan will be in the form of an annual benefit payable for life and a death benefit. Effective July 1, 2007, the Bank “froze” all future enrollments and benefit accruals under its non-contributory defined pension plan and related benefits equalization plan.

The following table provides information with respect to each defined benefit pension plan in which the named officers may receive payments or other benefits at, following, or in connection with retirement.

	Plan Name	Number Of Years Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
John N. Hopkins	Pension	31	$1,032,000	0
	Pension BEP	31	$1,571,000	0
William C. Ledgerwood	Pension	9	$161,000	0
Albert E. Gossweiler	Pension	7	$233,000	0
Patrick M. Joyce	Pension	7	$56,000	0
Erika Parisi	Pension	7	$62,000	0

____________________________________

(1)

Assumes retirement at normal retirement age as defined in the Plan. Present value is calculated using assumptions set forth in Note 12 of Notes to Consolidated Financial Statements in the 2007 Annual Report to Stockholders.

Nonqualified Deferred Compensation. The Bank has implemented for its senior officers a Benefits Equalization Plan related to the Employee Stock Ownership Plan. This plan constitutes a defined contribution plan providing for deferral of compensation on a non tax-qualified basis. The purpose of this plan is to provide a benefit to senior officers of the Bank whose benefits under the Employee Stock Ownership Plan are limited by Sections 401(a)(17) and 415 of the Internal Revenue

Code. For example, this plan provides participants with a benefit for any compensation that they may earn in excess of $225,000 (as indexed) comparable to the benefits earned by all participants under the employee stock ownership plan for compensation earned below that level. The Bank may utilize a grantor trust in connection with this plan in order to set aside funds that ultimately may be used to pay benefits under the plan. The assets of the grantor trust will remain subject to the claims of the Bank’s general creditors in the event of insolvency, until paid to a participant following termination of employment according to the terms of the plan. Benefits under the plan will be paid in a lump sum in the form of shares of common stock of the Company to the extent permissible under applicable regulations, or in the alternative, benefits will be paid in cash based upon the value of such shares at the time that such benefit payments are made. The actual value of benefits under this plan and the annual financial reporting expense associated with this plan are calculated annually based upon a variety of factors, including the actual value of benefits for participants determined under the employee stock ownership plan each year, the applicable limitations under the Internal Revenue Code that are subject to adjustment annually and the compensation of each participant at such time. Generally, benefits under the plan are taxable to each participant at the time of receipt of such payment, and the Bank will recognize a tax-deductible compensation expense at such time.

The following table sets forth information with respect to the Benefits Equalization Plan related to the Employee Stock Ownership Plan. Mr. Hopkins is the only officer at present with an accumulated benefit under the Benefits Equalization Plan for the Employee Stock Ownership Plan.

	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Fiscal Year End
John N. Hopkins ESOP BEP	$-0-	$54,000	$1,444	$-0-	$97,243

Employment Agreements. The Bank has entered into an employment agreement with Mr. Hopkins, pursuant to which his minimum base salary is $600,000. Mr. Hopkins’ employment agreement has a term of three years, and was last renewed as of July 1, 2007, and may be extended on or before each anniversary of the effective date upon determination of the Board of Directors of the Bank that his performance has met the requirements and standards of the Board. Pursuant to the terms of Mr. Hopkins’ employment agreement, he is generally entitled to participate in all discretionary bonuses, pension and other retirement benefit plans, welfare benefit plans and other equity, incentive and benefit plans and perquisites applicable to senior management of the Bank. Upon his termination of employment at any time on or after attainment of age 62 and until he becomes eligible for Medicare coverage, Mr. Hopkins is permitted to continue to participate, at the Bank’s expense, in the group medical plan sponsored by the Bank.

If the Bank terminates Mr. Hopkins without “cause” as defined in the agreement, he will be entitled to (i) a continuation of his salary from the date of termination through the remaining term of the agreement, and (ii) during the same period, the cost of obtaining health, life, disability and other benefits at levels substantially equal to those provided on the date of termination of employment. If Mr. Hopkins’ employment is terminated involuntarily during the term of the agreement following a “change in control” of the Company or the Bank, as defined in the agreement, or without cause within twenty-four months following a change in control, he will be paid an amount equal to 2.999 times his five-year average annual taxable cash compensation in a lump sum and be entitled to continued medical and dental coverage for the remainder of the term. Mr. Hopkins will also be entitled to the foregoing change in control severance payment and benefits if he voluntarily terminates his employment within 120 days following certain events during the term of the agreement following a change in control of the Company or the Bank. All amounts payable as severance in respect of a change in control will be reduced to the extent necessary such that neither the payments under the employment agreement, nor any other payments, constitute

“excess parachute payments” under Section 280G of the Internal Revenue Code. If a change in control payment had been made under Mr. Hopkins agreement as of June 30, 2007, the payment would have equaled approximately $2,219,696.

The Bank has also entered into employment agreements with the other named officers (Senior Vice Presidents Gossweiler, Joyce, Ledgerwood and Parisi) providing for a minimum base salary of $215,000 for each of these officers. These agreements each have a term of two years and were last renewed as of July 1, 2007, and each provides for extension of the term on or before each anniversary of the effective date upon determination of the Board of Directors of the Bank that the officer’s performance has met its requirements and standards. Pursuant to the terms of the employment agreements, each officer is generally entitled to participate in all discretionary bonuses, pension and other retirement benefit plans, welfare benefit plans and other equity, incentive and benefit plans and perquisites applicable to senior management of the Bank. Upon termination of employment at any time on or after attainment of age 62, each of the officers and his or her dependent family is also permitted to continue to participate, at the Bank’s expense, in the group medical plan sponsored by the Bank until such time that the officer and his or her spouse become eligible for Medicare coverage. If terminated without cause, each of these officers will be entitled to (i) a continuation of his or her salary through the remaining term of the agreement, and (ii) during the same period, the cost of obtaining health, life, disability and other benefits at levels substantially equal to those provided on the date of termination of employment. As of June 30, 2007, the remaining term of the agreement for each of these officers was two years, so a continuation of salary through the end of the term would equal $430,000 if the officer were terminated without cause as of that date. The value of the continuation of health, life disability and other benefits through the end of the term would equal approximately $46,550 based on the Bank’s current cost of providing those benefits.

If terminated involuntarily during the term of the agreement following a “change in control” of the Company or the Bank, as defined in the agreement, or without cause within twenty-four months following a change in control, each of these officers will be paid an amount equal to 2.0 times his or her most recent total annual compensation (including the value of deferred compensation and retirement plans) in a lump sum and be entitled to continued medical and dental coverage for the remainder of the term. Each of the officers will also be entitled to the foregoing change in control severance payment and benefits upon a voluntary termination of employment within 120 days following certain events during the term of the agreement following a change in control of the Company or the Bank. All amounts payable to any of the officers as severance in respect of a change in control will be reduced to the extent necessary such that neither the payments under the employment agreement, nor any other payments, constitute “excess parachute payments” under Section 280G of the Internal Revenue Code. If change in control payments had been made under these agreements as of June 30, 2007, each of these officers would have received a payment of approximately $473,000.

Potential Payments Upon Resignation, Retirement or Termination. The tables below reflect the amount of compensation payable to each of the named officers in accordance with each individual’s employment agreement and other benefit plans and agreements as discussed in the preceding sections in the event of termination of such executive’s employment. The amounts shown assume that such termination was effective as of June 30, 2007, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The amounts shown relating to unvested stock options and stock awards are based on the fair market value of Kearny common stock on June 30, 2007 of $13.48. The actual amounts to be paid out can only be determined at the time of such executive’s termination of employment.

John N. Hopkins
	Voluntary Resignation	Early Retirement (at age 62)	Normal Retirement (at age 65)	Termination w/o Cause No Change in Control	Termination w/o Cause With Change in Control	Death	Disability

Salary	0	0	0	$1,800,000	$2,219,696	$50,000	$1,380,000
Incentive/Bonus	0	0	0	$90,000	0	0	$69,000

Total Cash Payments	0	0	0	$1,890,000	$2,219,696	$50,000	$1,449,000
Benefits
Medical/Vision	0	$35,712	0	$35,712	$35,712	0	$35,712
Dental	0	0	0	$4,392	$4,392	0	$4,392
Life Insurance	0	0	0	$555	0	0	$555
LTD/LTC	0	0	0	$15,990	0	0	$15,990
Accident	0	0	0	$792	0	0	$792
Pension BEP Benefits	$1,571,000	$1,571,000	$1,571,000	$1,571,000	$1,571,000	$1,571,000	$1,571,000
ESOP BEP Benefits	$97,243	$97,243	$97,243	$97,243	$97,243	$97,243	$97,243
Total Benefits	$1,668,243	$1,703,955	$1,668,243	$1,725,684	$1,708,347	$1,668,243	$1,725,684

Total Cash & Benefits	$1,668,243	$1,703,955	$1,668,243	$3,615,684	$3,928,043	$1,718,243	$3,174,684
Value Unvested Options Acceleration	0	0	0	0	$369,600	$369,600	$369,600
Value Unvested Awards Acceleration	0	0	0	0	$3,235,200	$3,235,200	$3,235,200

TOTAL	$1,668,243	$1,703,955	$1,668,243	$3,615,684	$7,532,843	$5,323,043	$6,779,484

William C. Ledgerwood
	Voluntary Resignation	Early Retirement (at age 62)	Normal Retirement (at age 65)	Termination w/o Cause No Change in Control	Termination w/o Cause With Change in Control	Death	Disability

Salary	0	0	0	$430,000	$473,000	$17,917	$354,750
Incentive/Bonus	0	0	0	$21,500	$0	$0	$17,738

Total Cash Payments	0	0	0	$451,500	$473,000	$17,917	$372,488
Benefits
Medical/Vision	0	$34,320	0	$34,320	$34,320	0	$34,320
Dental	0	0	0	$2,928	$2,928	0	$2,928
Life Insurance	0	0	0	$370	0	0	$370
LTD/LTC	0	0	0	$8,442	0	0	$8,442
Accident	0	0	0	$480	0	0	$480
Pension BEP Benefits	0	0	0	0	0	0	0
ESOP BEP Benefits	0	0	0	0	0	0	0
Total Benefits	0	$34,320	0	$46,540	$37,248	0	$46,540

Total Cash & Benefits	0	$34,320	0	$498,040	$510,248	$17,917	$419,028
Value Unvested Options Acceleration	0	0	0	0	$86,240	$86,240	$86,240
Value Unvested Awards Acceleration	0	0	0	0	$916,640	$916,640	$916,640

TOTAL	0	$34,320	0	$498,040	$1,513,128	$1,020,797	$1,421,908

Potential Payments Upon Resignation, Retirement or Termination (continued)

Albert E. Gossweiler
	Voluntary Resignation	Early Retirement (at age 62)	Normal Retirement (at age 65)	Termination w/o Cause No Change in Control	Termination w/o Cause With Change in Control	Death	Disability

Salary	0	0	0	$430,000	$451,500	$17,917	$354,750
Incentive/Bonus	0	0	0	$21,500	0	0	$17,738

Total Cash Payments	0	0	0	$451,500	$451,500	$17,917	$372,488
Benefits
Medical/Vision	0	$23,808	0	$23,808	$23,808	0	$23,808
Dental	0	0	0	$2,928	$2,928	0	$2,928
Life Insurance	0	0	0	$370	0	0	$370
LTD/LTC	0	0	0	$10,134	0	0	$10,134
Accident	0	0	0	$480	0	0	$480
Pension BEP Benefits	0	0	0	0	0	0	0
ESOP BEP Benefits	0	0	0	0	0	0	0
Total Benefits	0	$23,808	0	$37,720	$26,736	0	$37,720

Total Cash & Benefits	0	$23,808	0	$489,220	$478,236	$17,917	$410,208
Value Unvested Options Acceleration	0	0	0	0	$86,240	$86,240	$86,240
Value Unvested Awards Acceleration	0	0	0	0	$916,640	$916,640	$916,640

TOTAL	0	$23,808	0	$489,220	$1,481,116	$1,020,797	$1,413,088

Patrick M. Joyce
	Voluntary Resignation	Early Retirement (at age 62)	Normal Retirement (at age 65)	Termination w/o Cause No Change in Control	Termination w/o Cause With Change in Control	Death	Disability

Salary	0	0	0	$430,000	$473,000	$17,917	$354,750
Incentive/Bonus	0	0	0	$21,500	0	0	$17,738

Total Cash Payments	0	0	0	$451,500	$473,000	$17,917	$372,488
Benefits
Medical/Vision	0	$34,320	0	$34,320	$34,320	0	$34,320
Dental	0	0	0	$2,928	$2,928	0	$2,928
Life Insurance	0	0	0	$370	0	0	$370
LTD/LTC	0	0	0	$5,482	0	0	$5,482
Accident	0	0	0	$480	0	0	$480
Pension BEP Benefits	0	0	0	0	0	0	0
ESOP BEP Benefits	0	0	0	0	0	0	0
Total Benefits	0	$34,320	0	$43,580	$37,248	0	$43,580

Total Cash & Benefits	0	$34,320	0	$495,080	$510,248	$17,917	$416,068
Value Unvested Options Acceleration	0	0	0	0	$86,240	$86,240	$86,240
Value Unvested Awards Acceleration	0	0	0	0	$916,640	$916,640	$916,640

TOTAL	0	$34,320	0	$495,080	$1,513,128	$1,020,797	$1,418,948

Potential Payments Upon Resignation, Retirement or Termination (continued)

Erika Parisi
	Voluntary Resignation	Early Retirement (at age 62)	Normal Retirement (at age 65)	Termination w/o Cause No Change in Control	Termination w/o Cause With Change in Control	Death	Disability

Salary	0	0	0	$430,000	$462,250	$17,917	$354,750
Incentive/Bonus	0	0	0	$21,500	0	0	$17,738

Total Cash Payments	0	0	0	$451,500	$462,250	$17,917	$372,488
Benefits
Medical/Vision	0	$34,320	0	$34,320	$34,320	0	$34,320
Dental	0	0	0	$2,928	$2,928	0	$2,928
Life Insurance	0	0	0	$370	0	0	$370
LTD/LTC	0	0	0	$5,482	0	0	$5,482
Accident	0	0	0	$480	0	0	$480
Pension BEP Benefits	0	0	0	0	0	0	0
ESOP BEP Benefits	0	0	0	0	0	0	0
Total Benefits	0	$34,320	0	$43,580	$37,248	$17,917	$43,580

Total Cash & Benefits	0	$34,320	0	$495,080	$499,498	$17,917	$416,068
Value Unvested Options Acceleration	0	0	0	0	$86,240	$86,240	$86,240
Value Unvested Awards Acceleration	0	0	0	0	$916,640	$916,640	$916,640

TOTAL	0	$34,320	0	$495,080	$1,502,378	$1,020797	$1,418,948

DIRECTOR COMPENSATION

Set forth below is a table providing information concerning the compensation of the non-employee directors of the Company for the fiscal year ended June 30, 2007.

	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	Change in Pension Value(3)	All Other Compensation(4)	Total
John J. Mazur, Jr.	$105,550	$131,832	$78,856	$16,751	$45,415	$378,404
Matthew T. McClane	$93,950	$131,832	$78,856	-	$48,262	$352,900
John F. McGovern	$98,150	$131,832	$78,856	$12,389	$42,098	$363,325
Theodore J. Aanensen	$94,550	$131,832	$78,856	-	$32,152	$337,390
Joseph P. Mazza	$98,450	$131,832	$78,856	-	$43,124	$352,262
John F. Regan	$91,200	$131,832	$78,856	$4,502	$27,329	$333,719
Henry S. Parow	$93,000	$131,832	$78,856	-	$43,712	$347,400
Leopold W. Montanaro	$84,950	$131,832	$78,856	$16,764	$43,874	$356,276

(1)

Represents the compensation cost recognized by the Company for fiscal 2007 in connection with restricted stock awards granted to the individual, regardless of the year of grant and calculated in accordance with Statement of Financial Accounting Standard (“SFAS”) 123R for financial statement purposes. For more information concerning the assumptions used for these calculations, please see Note 12 of Notes to Consolidated Financial Statements in the 2007 Annual Report to Stockholders. This amount does not reflect dividends paid on unvested restricted stock, which are included under “All Other Compensation.”

(2)

Represents the compensation cost recognized by the Company for fiscal 2007 in connection with options to purchase shares of Company common stock granted to the individual, regardless of the year of grant and calculated in accordance with SFAS 123R for financial statement purposes. For more information concerning the assumptions used for these calculations, please see Note 12 of Notes to Consolidated Financial Statements in the 2007 Annual Report to Stockholders. Each director currently holds options to purchase 133,655 shares of Company common stock at an option exercise price of $11.55 per share. Such options were granted on October 24, 2005 and vest at the rate of 20% per year, beginning on the one-year anniversary of the date of the award

(3)	For more information concerning the Directors Consultation and Retirement Plan, please see Note 12 of Notes to Consolidated Financial Statements in the 2007 Annual Report to Stockholders.

(4)	For 2007, all other compensation included the following:

	Health care and Dental Premiums	Long Term Care Premiums	Bank Owned Life Insurance*	Bonus **	Accrued Dividends on Unvested Stock Awards	Total All Other Compensation
John J. Mazur, Jr.	$18,229	$3,124	$692	$13,366	$10,004	$45,415
Matthew T. McClane	$11,798	$6,770	$6,324	$13,366	$10,004	$48,262
John F. McGovern	$18,229	$0	$499	$13,366	$10,004	$42,098
Theodore J. Aanensen	$2,409	$4,980	$1,393	$13,366	$10,004	$32,152
Joseph P. Mazza	$13,095	$5,110	$1,549	$13,366	$10,004	$43,124
John F. Regan	$0	$2,566	$1,393	$13,366	$10,004	$27,329
Henry S. Parow	$11,798	$8,544	$0	$13,366	$10,004	$43,712
Leopold W. Montanaro	$11,798	$7,746	$960	$13,366	$10,004	$43,874

*For each director other than Mr. Parow, the Company maintains life insurance arrangements providing for a death benefit of $500,000 for each director.

**Represents two quarters of payments under the Directors Incentive Compensation Plan. The Board determined in December 2006 to suspend payments under this plan for calendar year 2007.

Board Fees. Directors are currently paid a fee of $1,250 per Kearny Federal Savings Bank board meeting attended, $600 per Kearny Financial Corp. meeting attended and $600 per Kearny MHC meeting attended. The chairman receives a higher fee of $1,500, $720 and $720, for bank, holding company and mutual holding company meetings, respectively. Directors are also paid a fee for participation in special meetings of the Board of Directors. Participation in a special meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time constitutes presence in person for all purposes. Attendance in person is required in order to be paid for regularly scheduled board meetings.

Members of the Kearny Federal Savings Bank Executive Committee are currently paid $1,200 per committee meeting attended; the chairman receives a higher fee of $1,440 for Executive Committee meetings. Each member of the Kearny Federal Savings Bank Board of Directors is also a member of the Executive Committee. Members of the Audit & Compliance Committee and the chairman of this committee are paid $250 and $350, respectively, for each meeting attended. Members of the Compensation Committee and the chairman of this committee are paid $250 and $300, respectively, for each meeting attended. The Branch Renovation & Construction Committee is an ad hoc committee; members of this committee are paid $250 for each meeting attended.

Directors also receive an annual retainer as follows: $32,000 for service on Kearny Federal Savings Bank’s board, $9,000 for service on Kearny Financial Corp.’s board and $9,000 for service on Kearny MHC’s board. Directors who also serve as employees do not receive compensation as directors.

Directors Consultation and Retirement Plan. Kearny Financial Corp. maintains a Directors Consultation and Retirement Plan (the “DCRP”). The DCRP provides retirement benefits to the directors of Kearny Financial Corp., Kearny MHC and Kearny Federal Savings Bank based upon the number of years of service as a director. To be eligible to receive benefits under the DCRP, a director generally must have completed at least 5 years of service and must not retire from the board prior to reaching 60 years of age. If a director agrees to become a consulting director upon retirement, he will receive a monthly payment equal to 2.5% of the total retainer plus fees paid for attendance at regular and special meetings and meetings of the executive committee paid to him by Kearny Financial Corp., Kearny MHC and Kearny Federal Savings Bank during the 12-month period prior to the date of retirement multiplied by the number of years of service as a director, not to exceed 80% of board compensation. Benefits under the DCRP begin upon a director’s retirement and are paid for life; provided, however, that in the event of a director’s death prior to the receipt of 120 monthly payments, payments shall continue to the director’s surviving spouse or estate until 120 payments have been made. In the event there is a change in control (as defined in the DCRP), all directors will be presumed to be eligible to receive benefits under the DCRP and each director will receive a lump sum payment equal to the present value of future benefits payable. Benefits under the DCRP are unvested and forfeitable until retirement at or after age 60 with at least 5 years of service, termination of service following a change in control, disability following at least 5 years of service or death.

Directors Incentive Compensation Plan. In December 2005, the Board of Directors adopted the Directors Incentive Compensation Plan which provides a cash payment to each non-employee director each time a cash dividend on the Company’s common stock is paid, in an amount equivalent to the cash dividend payable as if the director had exercised all stock options held by the director as of the dividend record date whether or not such options held as of the dividend record date are exercisable. Payment of compensation based upon stock options held expires with the expiration or exercise of the underlying options. This plan may be amended, modified, suspended or canceled by the Board of Directors at any time. The Board determined in December 2006 to suspend payments under this plan for a one-year period. The Board has not made any determination regarding whether future payments will be made under this plan in 2008 or in later years.

PROPOSAL II - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of Board of Directors of the Company has appointed Beard Miller Company LLP as the Company’s independent auditor for the fiscal year ending June 30, 2008. This appointment is being submitted to the Company’s shareholders for ratification. Beard Miller was the Company’s independent auditor for the fiscal year ended June 30, 2007. A representative of Beard Miller is expected to be present at the Meeting, will have the opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

Ratification of the appointment of the independent auditor requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the shareholders of the Company at the Meeting. The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Beard Miller Company LLP as the Company’s independent auditor for the 2008 fiscal year.

INFORMATION REGARDING INDEPENDENT AUDITOR

Principal Accounting Fees and Services. Effective July 30, 2002, the Securities and Exchange Act of 1934 was amended by the Sarbanes-Oxley Act of 2002 to require all auditing services and non-audit services provided by an issuer’s independent auditor to be approved by the issuer’s audit committee prior to such services being rendered or to be approved pursuant to pre-approval policies and procedures established by the issuer’s audit committee. The Company’s Audit Committee approves each service prior to the engagement of the auditor for all audit and non-audit services. All of the services listed below were approved by the Audit Committee prior to the service being rendered. There were no services that were not recognized to be non-audit services at the time of engagement that were approved after the fact.

Audit Fees. Audit fees consist of fees for professional services rendered for the audit of the Company’s annual consolidated financial statements and for the review of the quarterly consolidated financial statements. The aggregate audit fees billed by Beard Miller for the year ended June 30, 2007 and 2006 were $266,021 and $253,000, respectively.

Audit Related Fees. Audit related fees consist principally of assurance and related services normally provided by the independent auditor in connection with statutory and regulatory filings. The aggregate audit related fees billed by Beard Miller for the year ended June 30, 2007 and 2006 were $31,493 and $14,000, respectively.

Tax Fees. The aggregate fees billed by Beard Miller for professional services rendered for tax compliance, tax advice and tax planning totaled $28,750 and $29,000 for the years ended June 30, 2007 and 2006, respectively. Such tax-related services consisted of tax return preparation and consultation.

All Other Fees. The aggregate fees billed by Beard Miller for professional services rendered for services or products other than those listed under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” totaled $0 for the year ended June 30, 2007 and $0 for the year ended June 30, 2006.

SHAREHOLDER COMMUNICATIONS TO THE BOARD

AND SHAREHOLDER PROPOSALS

The Board of Directors does not have a formal process for shareholders to send communications to the Board. In view of the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting.

In order to be considered for inclusion in the Company’s proxy materials for the annual meeting of shareholders for the fiscal year ending June 30, 2008, all shareholder proposals must be received at the Company’s executive office at 120 Passaic Avenue, Fairfield, New Jersey, 07004 no later than June 30, 2008.

Under the Company’s bylaws, any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Company at least five days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting.

Unless unable to attend due to illness or other unforeseen circumstances, each member of the Board of Directors is present at annual meetings. At the 2006 annual meeting, no directors were absent.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Meeting. However, if any other matters should properly come before the Meeting or any adjournments, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy.

[FORM OF PROXY CARD]

ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints the Board of Directors of Kearny Financial Corp. (the “Company”), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company, which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Meeting”), to be held at the offices of Kearny Financial Corp., 120 Passaic Avenue, Fairfield, New Jersey on October 22, 2007, at 10:00 a.m. and at any and all adjournments thereof, in the following manner:

			FOR	WITHHELD
1.	The election as directors of the nominees listed with a term to expire as indicated (except as marked to the contrary below):		☐	☐

John J. Mazur, Jr.
Matthew T. McClane
John F. McGovern

INSTRUCTIONS: To withhold your vote for any nominee, write the nominee’s name on the line provided below.

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Beard Miller Company LLP as the Company’s independent auditor for the fiscal year ending June 30, 2008	☐	☐	☐

The Board of Directors recommends a vote “FOR” the above listed nominees and proposal.

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE NOMINEES LISTED AND THE PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the shareholder’s decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Company of his or her decision to terminate this Proxy.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders, a Proxy Statement, and the 2007 Annual Report.

Dated:	☐ Check Box if You Plan to Attend the Annual Meeting.

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.